MUNIVEST FUND, INC.

FILE # 811-5611

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
9/22/2005	NJ Economic Development Authority 5.125% 3/1/28	750,000,000	5,310,000	RBC Dain Rauscher Banc of America Sec. Morgan Stanley PNC Capital Markets Wachovia Bank Advest Jackson Sec. Loop Capital Popular Sec. Powell Capital Markets Ramirez & Co. Siebert Brandford
11/3/2005	Empire State Development Corp 5% 11/15/35	700,000,000	10,000,000

USB Financial Services Inc.

Merrill Lynch & Co.

Morgan Stanley

Bear, Stearns & Co. Inc

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

First Albany Capital Inc.

J.P. Morgan Securities Inc.

Lehman Brothers

M.R. Beal & Company

Ramirez & Co., Inc.

Raymond James & Associate

Roosevelt & Cross, Inc. Advest, Inc.

A.G. Edwards & Sons, Inc.

Banc of America Sec. LLC

Jackson Securities, LLC

Siebert Brandford Shank &Co

11/16/2005	Metropolitan Transportation Authority 5% 11/15/30	468,760,000	4,250,000

Bear Stearns

Lehman Brothers

Citigroup Global Mkts

First Albany Cap

JP Morgan Sec

Merrill Lynch

Morgan Stanley

UBS Financial

Advest

Banc of America

Commerce Capital

Jackson Secs

LaSalle Financial

Ramirez & Co

Raymond James

RBC Capital

 Roosevelt & Cross

Siebert Brandford

Wachovia Bank

11/18/2005	NYS Dorm Authority Personal Income Tax 5% 3/15/35	836,185,000	5,000,000

Morgan Stanley

Citigroup Global Markets

Goldman Sachs

A.G. Edwards

Bear, Stearns

First Albany

J.P. Morgan

Lehman Brothers

M.R. Beal & Co.

Merrill Lynch

Ramirez & Co.

RBC Capital Markets

Roosevelt & Cross

Siebert Brandford Shank

UBS Financial